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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Workflow Management, Inc. of our report dated March 6, 1996, relating to the combined financial statements of United Envelope Co., Inc. and its affiliate Rex Envelope Co., Inc., and our report dated March 4, 1996 relating to the financial statements of Huxley Envelope Corporation, which reports appear in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the two years ended December 31, 1995 listed as Exhibit 99.1 of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also include this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

HERTZ, HERSON & COMPANY, LLP


New York, New York
June 3, 1998